                                                                 EXHIBIT 4.6(b)

               CONSENT AND AGREEMENT OF GUARANTOR


With respect to the Modification Agreement, dated June 13, 1995 ("AGREEMENT"), between RICHMOND AMERICAN HOMES, INC., a Delaware
corporation, RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.,   a
Colorado corporation, RICHMOND HOMES, INC. I, a Delaware corporation, RICHMOND HOMES, INC. II, a Delaware corporation, and RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation (collectively, "BORROWERS") and Bank One, Arizona, NA, a national banking association ("BANK"), the undersigned (individually and, if more than one, collectively "GUARANTOR") agrees for the benefit of Bank as follows:

     1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) the Guaranty of Payment, dated June 13, 1994 ("GUARANTY"), by the undersigned for the benefit of Bank, as modified herein, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Guaranty, (including, without limitation, any arbitration resolution and any environmental certification and indemnity agreement previously executed and delivered by the undersigned), as modified herein. The Guaranty and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the "GUARANTOR DOCUMENTS".

     2.   Guarantor consents to the modification of the Loan
Documents and all other matters in the Agreement.

     3. Guarantor fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, the Guarantor Documents, or the actions or omissions of Bank in respect of the Loan, the Loan Documents, or the Guarantor Documents and (ii) arising from events occurring prior to the date hereof.

     4. Guarantor agrees that all references, if any, to the Note, the Loan Agreement, the Deed of Trust, the Security Documents, and the Loan Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.

     5. Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of


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Guarantor(s).  Any property or rights to
or interests in property granted as security in the Guarantor
Documents shall remain as security for the Guaranty and the obligations of Guarantor in the Guaranty.

     6. Guarantor agrees that the Loan Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent and Agreement of Guarantor, are the legal, valid, and binding obligations of Borrower and the undersigned, respectively, enforceable in accordance with their terms against Borrower and the undersigned, respectively.

     7. Guarantor agrees that Guarantor has no claims, counterclaims, defenses, or offsets with respect to the enforcement against Guarantor of the Guarantor Documents.

     8. Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Guarantor from the most recent financial statement received by Bank.

     9. Guarantor agrees that this Consent and Agreement of Guarantor may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Consent and Agreement of Guarantor to physically form one document.

DATED as of the date of the Agreement.


                                       M.D.C. HOLDINGS, INC., a Delaware
                                       corporation


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________



State of __________ )
                    ) ss.
County of _________ )

The above instrument was acknowledged before me this _____ day of June, 1995, by ____________________________, the ____________________________ of
M.D.C. HOLDINGS, INC., a Delaware corporation, on behalf of the corporation.

                                      -2-

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My commission expires:

______________________        _______________________________
                                      Notary Public

                    CONSENT AND AGREEMENT OF GUARANTOR


With respect to the Second Modification Agreement, dated effective as of July 15, 1995 ("AGREEMENT"), between RICHMOND AMERICAN HOMES, INC., a
Delaware corporation, RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.,    a
Colorado corporation, RICHMOND HOMES, INC. I, a Delaware corporation, RICHMOND HOMES, INC. II, a Delaware corporation, and RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation (collectively, "BORROWERS") and Bank One, Arizona, NA, a national banking association ("BANK"), the undersigned (individually and, if more than one, collectively "GUARANTOR") agrees for the benefit of Bank as follows:

     1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) the Guaranty of Payment, dated June 13, 1994 ("GUARANTY"), by the undersigned for the benefit of Bank, as modified herein, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Guaranty, (including, without limitation, any arbitration resolution and any environmental certification and indemnity agreement previously executed and delivered by the undersigned), as modified herein. The Guaranty and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the "GUARANTOR DOCUMENTS".

     2. Guarantor consents to the modification of the Loan Documents and all other matters in the Agreement. Additionally, the Guaranty is hereby modified by adding the following SECTION 5.11 thereto:

          5.11 FIXED CHARGE COVERAGE RATIO OR DEBT-TO-WORTH RATIO. Guarantor shall maintain either (i) a Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture, as hereinafter defined) of at least 1.5 to 1.00, or (ii) a ratio of Indebtedness (as defined in the Indenture), excluding Indebtedness permitted by SECTION 4.11(A) of the Indenture, other than with respect to clause (g) thereof, to Consolidated Net Worth (as defined in the Indenture) of not more than (A) 3.0 to 1.00 during

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     fiscal year 1994, (B) 3.125 to 1.00 during fiscal year 1995, and (C)
     3.25 to 1.00 during fiscal year 1996, and each fiscal year thereafter. As used herein, the "INDENTURE" means that Indenture for M.D.C. Holdings, Inc. $190,000,000.00 11.125% Senior Notes dated
     December 15, 1993, as thereafter amended.

Additionally, Guarantor acknowledges that pursuant to and in accordance with the provisions of SECTION 5.5 of the Guaranty, the minimum Tangible Net Worth of Guarantor required therein was increased, commencing on January 1, 1995, to $150,000,000.00.

     3. Guarantor fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, the Guarantor Documents, or the actions or omissions of Bank in respect of the Loan, the Loan Documents, or the Guarantor Documents and (ii) arising from events occurring prior to the date hereof.

     4. Guarantor agrees that all references, if any, to the Note, the Loan Agreement, the Deed of Trust, the Security Documents, and the Loan Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.

     5. Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantor(s). Any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security for the Guaranty and the obligations of Guarantor in the Guaranty.

     6. Guarantor agrees that the Loan Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent and Agreement of Guarantor, are the legal, valid, and binding obligations of Borrower and the undersigned, respectively, enforceable in accordance with their terms against Borrower and the undersigned, respectively.

     7. Guarantor agrees that Guarantor, as of the date hereof, has no claims, counterclaims, defenses, or offsets with respect to the enforcement against Guarantor of the Guarantor Documents.

     8. Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Guarantor from the most recent financial statement received by Bank.

     9. Guarantor agrees that this Consent and Agreement of Guarantor may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Consent and Agreement of Guarantor to physically form one document.

DATED as of the date of the Agreement.


                                       M.D.C. HOLDINGS, INC., a
                                       Delaware corporation


                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________




State of Arizona    )
                    ) ss.
County of Maricopa  )

The above instrument was acknowledged before me this 28th day of July, 1995, by John J. Heaney, the ____________________________
of M.D.C. HOLDINGS, INC., a Delaware corporation, on behalf of the corporation.


My commission expires:

______________________        _______________________________
                                      Notary Public